              As filed with the Securities and Exchange Commission
                                on March 26, 1996

                                                       Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                                 TRIMEDYNE, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

         Nevada                                                  36-3094439
         ------                                                  ----------
 (State or other juris-                                       (I.R.S. Employer
diction of incorporation                                     Identification No.)
    or organization)


2801 Barranca Road
P.O. Box 57001
Irvine, California                                              92619-7001
------------------                                              ----------
(Address of Principal Executive Offices)                        (Zip Code)

       Trimedyne, Inc. 1996 Incentive and Non-Qualified Stock Option Plan
                    Trimedyne, Inc. Retirement Savings Plan
                  Trimedyne, Inc. Employee Stock Purchase Plan
                      Peter T. Hyde Compensation Agreement
                           (Full Title of the Plans)

                            MARVIN P. LOEB, CHAIRMAN
                                TRIMEDYNE, INC.
                               2801 Barranca Road
                         Irvine, California 92619-7001
                    (Name and Address of Agent for Service)

                                 (714) 559-5300
          (Telephone number, including area code, of Agent of Service)

                                    Copy to:

                           RICHARD F. HOROWITZ, ESQ.
                             IRVING ROTHSTEIN, ESQ.

                         Heller, Horowitz &  Feit, P.C.
                               292 Madison Avenue
                            New York, New York 10017

--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                       Proposed     Proposed
                                       Maximum       Maximum
Title of                               Offering     Aggregate     Amount of
Securities to         Amount to be    Price Per     Offering     Registration
be Registered        Registered(1)    Share (2)     Price (2)        Fee
-------------        -------------    ---------    ----------    ------------
Common Stock,
 $.01 par value          200,000        $7.875     $1,575,000     $  543.06

         "                50,000         7.875        393,750        135.77

         "               300,000         7.875      2,362,500        814.59

         "                18,560         7.875        146,160           (4)

         "                20,000         7.875        157,500         54.31

TOTALS                   588,560                    4,634,910      1,547.72

---------------

(1) Represents (i) 550,000 shares of Common Stock which have not yet been issued under the Trimedyne, Inc. Retirement Savings Plan (200,000 shares), the Trimedyne, Inc. Employee Stock Pur- chase Plan (50,000 shares), the 1996 Incentive and Non-Quali- fied Stock Option Plan (300,000 shares) (collectively, the "Plans"); (ii) the resale of up to 18,560 shares of Common Stock issued under the Plans to persons who may be deemed affiliates of the Company; and (iii) 20,000 shares issued pursuant to the Peter T. Hyde Compensation Agreement.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3) Calculated solely for purposes of determining the registration fee. Proposed maximum offering price per share is estimated based upon the closing sale price of the Company's Common Stock on March 15, 1996.

(4)      No fee is payable pursuant to Rule 457(h)(3).

                                TRIMEDYNE, INC.

         A "REOFFER PROSPECTUS" PREPARED IN ACCORDANCE WITH THE REQUIREMENTS OF FORM S-3 IS FILED HEREWITH PURSUANT TO GENERAL INSTRUCTION C TO FORM S-8.

         Cross Reference Sheet Showing Location in Reoffer Prospectus of Information Required Therein by Item 1 through 13 of Form S-3

                                                                                Caption or Location
         Item Number and Caption                                                in Reoffer Prospectus
         -----------------------                                                ---------------------
1.       Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus.........................................................         Cover Page

2.       Inside Front and Outside Back
         Cover Pages of Prospectus..........................................         Cover Page;
                                                                                     Table of
                                                                                     Contents

3.       Summary Information, Risk Factors
         and Ratio of Earnings to Fixed
         Charges............................................................         The Company;
                                                                                     Risk Factors

4.       Use of Proceeds....................................................         Use of Proceeds

5.       Determination of Offering Price....................................         Not Applicable

6.       Dilution...........................................................         Not Applicable

7.       Selling Security Holders...........................................         Selling
                                                                                     Security Holders

8.       Plan of Distribution...............................................         General
                                                                                     Information

9.       Description of Securities to
         be Registered......................................................         Description of
                                                                                     Securities

10.      Interest of Named Experts
         and Counsel........................................................         Experts

11.      Material Changes...................................................         Not Applicable

                                                                                Caption or Location
         Item Number and Caption                                                in Reoffer Prospectus
         -----------------------                                                ---------------------
12.      Incorporation of Certain Information
         by Reference.......................................................        Incorporation of
                                                                                    Certain Documents
                                                                                    by Reference

13.      Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities....................................................        Commission's
                                                                                    Policy on
                                                                                    Indemnification
                                                                                    for Securities
                                                                                    Act Liabilities

                                   PROSPECTUS

                                TRIMEDYNE, INC.

                 18,560 SHARES OF COMMON STOCK, $.01 PAR VALUE

         This Prospectus covers the proposed offer and sale by certain security holders of Trimedyne, Inc. ("Trimedyne" or the "Company"), from time to time at their discretion, at prevailing market prices, of up to 18,560 Shares of Common Stock, $.01 par value, of the Company ("Common Stock") which shall be issued under the Trimedyne, Inc. Retirement Savings Plan (the "401(k) Plan"); the Trimedyne, Inc. Employee Stock Purchase Plan (the "ESOP Plan"); the Peter T. Hyde Compensation Agreement (the "PTS Agreement") and upon the exercise of options under the Company's 1996 Incentive and Non-Qualified Stock Option Plan (the "96 Plan" and, collectively with the 401(k) Plan, the ESOP Plan and the PTS Agreement, the "Plans") by participants who are or may be affiliates of the Company, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended. The Company's Common Stock is traded in the NASDAQ-National Market System (Symbol-"TMED"). The average of the last bid and asked prices on March 15, 1996 was $3.25. The net proceeds from Common Stock sold by the selling security holders will inure entirely to their benefit and not to that of the Company.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The selling security holders intend to sell the shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Although there are no current arrangements therefor, commissions equal to or in excess of normal brokerage commissions may be paid to brokerage firms in connection with such sales. Each selling security holder will bear all expenses with respect to the offering of shares by him, except the costs associated with registering his shares under the Act and under any State blue sky or securities law and preparing and printing this Prospectus.

         The Company will furnish to each person to whom this Prospectus is delivered, upon written request, a copy of any or all of the documents referred to by reference, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference. Requests should be addressed to:
James L. Kelly, Trimedyne, Inc., 2801 Barranca Road, P.O. Box 57001, Irvine, California 92619-7001 (714) 559-5300.

                          (Continued on inside cover)

                 THE DATE OF THIS PROSPECTUS IS MARCH 26, 1996

         The Company has taken steps to register under the laws of California, Illinois, New Jersey and New York, the Common Stock being sold by the selling security holders. The laws of many states provide exemptions from registration particularly for sales of securities by persons other than issuers, such as the selling security holders herein, who do not have a control relationship with the issuer, and for the subsequent resale of such securities by purchasers thereof. Purchasers hereunder should consult with their broker and/or attorney to determine whether applicable state laws permit such purchases and resales by them.

         This offering involves significant risks concerning the Company and its business. (See "RISK FACTORS").

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OR AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, Washington, D.C. 20549, a Registration Statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered hereby (the "Registration Statement"). This "Reoffer Prospectus" filed as part of the Registration Statement does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement. For further information pertaining to the securities offered hereby and the Company, reference is made to the Registration Statement and the exhibits thereto. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Registration Statement and exhibits thereto, as well as reports, proxy and information statements and other filed information, may be inspected at the Headquarters Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the Commission's regional offices at the following addresses: 7 World Trade Center, New York, New York; and 500 West Madison Street, Chicago, IL 60661; Copies of such material may be obtained from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates.

                               TABLE OF CONTENTS

                                                                                                           Page No.
THE COMPANY.............................................................................................       4

THE OFFERING............................................................................................       5

USE OF PROCEEDS.........................................................................................       5

RISK FACTORS............................................................................................       5

SELLING SECURITY HOLDERS................................................................................       8

DESCRIPTION OF SECURITIES...............................................................................       9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................................       9

COMMISSION'S POLICY ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES..........................................................................      10

LEGAL OPINIONS..........................................................................................      11

EXPERTS  ...............................................................................................      11

                                  THE COMPANY

General

         Trimedyne, Inc. ("Trimedyne" or the "Company") was organized under the laws of the State of Nevada on May 1, 1980. The Company's principal offices are located at 2801 Barranca Parkway, Irvine, California 92714 (Telephone:
714/559-5300). The following discussion summarizes certain portions of the disclosure contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended (the "10-K Report"). For complete disclosure concerning the Company and its financial condition, the investor is referred to the 10-K Report.

         Trimedyne is primarily engaged in the development, testing, manufacturing and/or marketing of (a) Holmium "cold" lasers, and Nd:YAG "thermal" lasers; and (b) proprietary, disposable fiber-optic devices (including fibers, probes, needles and catheters) for use in urology, orthopedics, general surgery, vascular surgery and other medical applications.

         Prior to 1991, the Company marketed products primarily for the vascular surgery market. In 1991, the Company expanded its laser and proprietary delivery system technologies into selected "less invasive" surgical applications in urology and orthopedics, where the Company's products are expected to have significant advantages over conventional surgical devices. Laser energy can cut or ablate tissue and simultaneously sterilize and cauterize the cut surfaces of adjoining tissues, stopping bleeding. When scalpels are used in surgery, bleeding must be stopped in a separate cauterization procedure using an electrocautery or other device. In addition, laser energy can be transmitted through tiny optical fibers inserted into body cavities through ducts or small incisions, reducing bleeding and complications, shortening hospital stays (and costs) and minimizing recuperation time.

         The Company manufactures a broad array of proprietary, disposable fiber-optic devices, including Spectraprobe(TM), Halocath(TM), Lateralase(TM), Laserprobe(TM), Sidefire(TM), Switchable Tip(TM) and Taper Tip(TM) devices, some of which contain proprietary temperature control systems, and a variety of sculpted optical fibers. All of the above have been approved or cleared for sale by the U.S. Food and Drug Administration ("FDA") for the applications described herein.

         In the near future, the Company plans to file for additional FDA approvals to market its lasers and proprietary, disposable fiber-optic devices in additional surgical applications and fields.

         A 90% owned subsidiary of the Company, Poly-Optical Products, Inc. ("Poly Optical"), manufactures plastic fiber-optic devices which are used in the automotive, medical, aerospace, military and electronics fields. The Company is engaged in discussions with several companies regarding the potential sale of Poly Optical, which will enable the Company to concentrate on its core medical products business.

         A more extensive discussion of the Company's business is contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

         The Company's Common Stock is traded on the NASDAQ National Market System (Symbol "TMED"). The closing price of the Company's Common Stock on March 25, 1996 was $7.875.

                                  THE OFFERING

         This prospectus covers the proposed offer and sale by certain security holders of Trimedyne, Inc. from time to time at their discretion of up to 296,060 Shares of Common Stock, $.01 par value, of the Company ("Common Stock") at prevailing market prices. The Company's Common Stock is traded in the NASDAQ-National Market System (Symbol -- "TMED"). The closing price of the Company's Common stock on March 25, 1996 was $7.875.

                                USE OF PROCEEDS

         The net proceeds from Common Stock sold by the selling security holders will inure entirely to their benefit and not that of the Company.

                                  RISK FACTORS

         There is no assurance that the Company's future activities will be successful. Moreover, there is no assurance that the Company's business will be unaffected by newer technological developments, that the Company will be able to develop or obtain licenses to new products that may be required for the Company to successfully compete in its market areas, that the Company will continue to satisfy regulatory requirements and obtain regulatory approvals to market new products or that the Company will be able to adapt to changes in the economics of the medical technology business in general and the laser and laser delivery systems business in particular.

         An investment in the Common Stock offered hereby involves a high degree of risk. The following factors should be considered carefully in evaluating the Company and its business.

         1. History of Losses. The Company sustained losses of $5,290,000 in fiscal 1995, $2,265,000 in fiscal 1994, and $561,000 in fiscal 1993. At December 31, 1995, the Company had an accumulated deficit of $22,332,000. There can be no assurance that the Company's future activities will be successful or profitable. Potential investors should be aware of the risks, problems, delays, expenses and difficulties encountered by companies developing new medical technologies, especially in view of the significant competition that the Company has and will continue to encounter.

         2. Competitive Industry and Rapid Technological Changes. The Company is engaged in an intensely competitive industry, and there can be no assurance that it will be able to compete effectively or obtain and retain experienced personnel. In recent years, the surgical and medical laser industry has been characterized by rapid technological change. There is no assurance that the Company's present products may not face technological obsolescence, that the Company will be able to develop, acquire licenses for, or obtain regulatory approvals to market, new products to keep pace with technological advances or that the Company will be able to successfully market its products.

         3. Reliance Upon Management. The Company is and will be substantially dependent, for the foreseeable future, upon its Chairman of the Board and Chief Executive Officer and its President and Chief Operating Officer. If the Company were to lose the services of either of these persons for any significant period of time, its business may be materially adversely affected.

         4. Unspecified Acquisitions. The Company may engage in acquisitions of other companies and businesses and may use its stock as consideration therefor. This may result in a dilution of the percentage of the equity owned by the purchasers of the Shares offered hereby. In addition, such acquisitions may involve speculative and risky undertakings by the Company. Under Nevada law, acquisitions do not require shareholder approval, except when accomplished by merger or consolidation. The Company does not currently have any plans, arrangements or understandings regarding future material business acquisitions.

         5. Outstanding Options/Warrants. As of December 31, 1995, the Company had granted to its officers, directors, key employees and consultants, stock options to purchase 1,379,330 shares of its Common Stock under its stock option plans and otherwise at an aver-age exercise price of $0.01 to $5.50 per share. If exercised, such options would represent approximately 14.5% of the Company's total outstanding Common Stock.

         As of June 30, 1995, Warrants to purchase 356,000 and 130,000 shares of Common Stock at a weighted average exercise price of $10.31 and $11.86, respectively, were outstanding. These warrants were issued in connection with the securities offering which took place in 1992. If exercised, such warrants would represent approximately 5% of the Company's outstanding stock.

         6. No Dividends and None Anticipated. The Company has not paid any dividends and does not contemplate or anticipate paying any dividends in the foreseeable future.

         7. Possible Issuance of Preferred Stock and Possible Adverse Effect on Rights of Holders of Common Stock. The Company is authorized to issue 1,000,000 shares of Preferred Stock. No Preferred Stock has been issued, and the Company has no present intention of issuing any preferred stock. The Board of Directors has broad powers to fix the rights and terms of any Preferred Stock without requiring shareholder approval. The issuance of Preferred Stock could have an adverse effect on the rights of holders of the Company's Common Stock.

         8. Current Registration Necessary. While the Company has agreed to make such filings as are necessary to keep current the registration statement of which this prospectus is a part, there can be no assurance that it can or will do so, the failure of which may result in the Common Stock not being freely marketable.

         9. Extensive Government Regulation. The Company's business is subject to extensive regulation by the FDA and comparable regulatory authorities of foreign countries. Compliance with regulatory requirements and obtaining approvals to test or market new medical devices is expensive and time consuming. There is no assurance the Company will be able to meet all regulatory requirements or obtain and maintain approvals to test and market any new products.

         10. Liability Exposure. The Company maintains an aggregate of $6,000,000 of general liability insurance. There is no assurance the Company can maintain such insurance in force at an acceptable cost or at all or that the amount of such insurance will be sufficient to protect the Company's assets in the event of claims by users of its products or others.

         11. Patent Uncertainty. There is no assurance the Company's patents will be upheld if challenged in court, that the Company will be able to obtain additional valid patents or that the Company's products may not infringe patents owned by others, licenses to which may be unavailable to the Company.

         12. Loss of Net Operating Loss Carryforwards in the Event of a Change in Control. In the event there is a change in control of the Company, the Company's net operating loss carry-forwards ("NOL's") for federal and state income tax purposes totaling approximately $18,186,000 and $12,286,000 as of December 31, 1995, which are currently available to offset future income, if any, of the Company, could be jeopardized. In the event of a change of control, the loss of such NOL's could affect the after-tax income of the Company.

                            SELLING SECURITY HOLDERS

         An aggregate of up to 18,560 Shares of Common Stock is being offered pursuant to this Prospectus by the persons whose names appear below (the "Selling Shareholders") which may be issued under the Plans to persons who may be deemed to be affiliates of the Company, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended. The table below sets forth with respect to each selling security holder, (i) the nature of any position, office or other material relationship he has had with the Company within the past three years, (ii) the total amount of Shares of Common Stock beneficially owned by such security holder prior to the offering, (iii) the amount which may be offered for sale for the account of such security holder, in his discretion from time to time pursuant to this Prospectus, and (iv) the amount and percentage of the outstanding Common Stock which would be beneficially owned by such security holder after sale of all of the securities offered by the selling security holders pursuant to this Prospectus, if they are offered and sold, and assuming that other Shares held by such parties are not sold.

Names and                   Shares Owned         Shares          Shares Owned
Relationship                Before Offering      Offered        After Offering
------------                ---------------      -------      ------------------
                                                              Amount     Percent
                                                              -------    -------
Peter T. Hyde,                131,830(1)          21,830      110,000       *
President, Chief
Operating Officer
and Director

Dean Crawford,                 40,212(2)           3,472       36,740       *
V.P.-Operations

James L. Kelly,                29,225(3)           5,725       23,500       *
V.P.-Finance

Douglas Grief                  35,945(4)           1,945       34,000       *
VP-Sales/Marketing

Richard Demmer                 32,588(5)           5,588       27,000       *
VP-International Sales

------------------------------

(1)    Includes currently exercisable options to purchase 110,000 shares.

(2)    Includes currently exercisable options to purchase 36,540 shares.

(3)    Includes currently exercisable options to purchase 23,500 shares.

(4)    Includes currently exercisable options to purchase 34,000 shares.

(5)    Includes currently exercisable options to purchase 27,000 shares.

 *     Represents less than 1%.

                           DESCRIPTION OF SECURITIES

Common Stock

         The Common Stock being offered hereby by the Selling Shareholders is fully described in the Company's Registration Statement on Form 8-A filed on July 16, 1982 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (See "Incorporation of Certain Documents by Reference").

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed pursuant to Section 13 of the Exchange Act.

                  (b) (i) The Company's Quarterly Report on Form 10-Q ("Form 10-Q") for the fiscal quarter ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act.

                  (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on July 16, 1982 pursuant to
Section 12 of the Exchange Act.

         In addition, all reports and other documents to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be a part hereof from the date of the filing of each such report or document.

         The Company will furnish to each person to whom this Prospectus is delivered, upon written request, a copy of any or all of the documents referred to by reference, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference. Requests should be addressed to:
James L. Kelly, Trimedyne, Inc., 2801 Barranca Road, P.O. Box 57001, Irvine, California 92619-7001 (714) 559-5300.

                     COMMISSION'S POLICY ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Article 12 of the Registrant's Certificate of Incorporation directs the Registrant to provide in its bylaws for provisions relating to the indemnification of directors and officers to the full extent permitted by law.
Section 78.751 of the Nevada Revised Statutes, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such person.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company, or to underwriters (or controlling persons thereof) of which an officer, partner, or controlling person thereof is one of the foregoing pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by any such persons, in the successful defense of any action, suit or proceeding) is asserted by any such persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 LEGAL OPINIONS

         Legal matters in connection with the securities being offered hereby have been passed upon for the Company by Heller, Horowitz & Feit, P.C., 292 Madison Avenue, New York, New York 10017. Heller, Horowitz & Feit, P.C. is general securities and corporate counsel to the Company and represented it in its initial public offering and in numerous matters since then. Mr. Richard F. Horowitz, a member of such law firm is also a member of the Company's Board of Directors.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.           Incorporation of Documents by Reference.

         The following documents filed by the Company with the Commission are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) (i) The Company's Quarterly Report on Form 10-Q ("Form 10-Q") for the fiscal quarter ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act.

                  (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed July 16, 1982 pursuant to
Section 12 of the Exchange Act.

         In addition, all reports and other documents to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

         Item 4.           Description of Securities.

         The Common Stock being offered hereby by (i) the Company under the Plans and (ii) by certain affiliates of the Company upon resale of stock acquired under the Plans, is fully described in the Company's Registration Statement on Form 8-A, filed on July 16, 1982 pursuant to Section 12 of the Exchange Act (See "Incorporation of Certain Documents by Reference").

         Item 5.           Interests of Named Experts and Counsel.

         Mr. Richard F. Horowitz is a member of the firm of Heller, Horowitz & Feit, P.C. which is general securities and corporate counsel to the Company and is also a member of the Company's Board of Directors.

         Item 6.           Indemnification of Directors and Officers.

         Article 12 of the Registrant's Certificate of Incorporation directs the Registrant to provide in its bylaws for provisions relating to the indemnification of directors and officers to the full extent permitted by law.
Section 78.751 of the Nevada Revised Statutes, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such person.

         Item 7.           Exemption from Registration Claimed.

         Not applicable.

         Item 8.           Exhibits.

                  4.1      Trimedyne, Inc. Retirement Savings Plan ("401(k)
                           Plan").

                  4.2      Trimedyne, Inc. Employee Stock Purchase Plan ("ESOP
                           Plan").

                  4.3 Trimedyne, Inc. 1996 Incentive and Non-Qualified Stock Option Plan

                  4.4      Peter T. Hyde Compensation Agreement

                  5        Opinion of Counsel

                  23.1 Consent of Counsel (included in the Opinion of Counsel filed as Exhibit No. 5).

                  23.2     Consent of Price Waterhouse.

         The Registrant undertakes that it either will submit (with respect to the ESOP Plan) or has submitted (with respect to the 401(k) Plan) the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make, as appropriate, all changes required by the IRS in order to qualify the Plan(s).

         Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any Prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that Paragraphs (a)(1)(i) and a(l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of March, 1996.

                                                    TRIMEDYNE, INC.


                                                    By: /s/ MARVIN P. LOEB
                                                        ------------------------
                                                        Marvin P. Loeb
                                                        Chairman of the Board of
                                                        Directors


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                 Title                               Date
    ---------                 -----                               ----
/s/ MARVIN P. LOEB            Chairman of the
--------------------------    Board of Directors                  March 20, 1996
Marvin P. Loeb

/s/ PETER T. HYDE             President, Chief
--------------------------    Operating Officer and
Peter T. Hyde                 Director                            March 20, 1996


/s/ DONALD BAKER              Director                            March 20, 1996
--------------------------
Donald Baker

/s/ BRUCE N. BARRON           Director                            March 20, 1996
--------------------------
Bruce N. Barron

/s/ RICHARD F. HOROWITZ       Director                            March 20, 1996
--------------------------
Richard F. Horowitz

/s/ JAMES L. KELLY            Vice President -                    March 20, 1996
--------------------------    Finance and Chief
James L. Kelly                Financial and
                              Accounting Officer

                                 EXHIBIT INDEX

Exhibit                                                                 Page No.
-------                                                                 --------
 4.1   Trimedyne, Inc. Retirement Savings Plan.......................

 4.2   Trimedyne, Inc. Employee Stock Purchase Plan..................

 4.3   Trimedyne, Inc. 1996 Incentive and Non-Qualified
       Stock Option Plan.............................................

 4.4   Peter T. Hyde Compensation Agreement..........................

 5     Opinion and Consent of Counsel................................

23.2   Consent of Independent Accountants............................